Exhibit 2

NISSIN CO., LTD. (8571)
Monthly Data for July 2004
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of Accounts and Loans Receivable

Month-end number of accounts

	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Consumer loans	87,905	86,937	6,544	7,124
Wide loans	34,895	34,726	34,524	34,290
Small business owner loans + Business Timely loans	41,179	41,459	41,702	41,892
Small business owner loans	24,749	24,850	24,985	25,056
Business Timely loans	16,430	16,609	16,717	16,836
Secured loans	301	289	296	306
Notes receivable	163	132	137	139

Total number of accounts	164,443	163,543	83,203	83,751

Month-end loans receivable

											(amount in
											thousands of yen)
	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Consumer loans	35,240,688	34,750,162	1,947,388	2,133,208
Wide loans	56,645,751	56,028,392	55,261,698	54,436,230
Small business owner loans + Business Timely loans	74,414,008	75,006,485	75,810,286	75,038,868
Small business owner loans	55,508,169	55,905,869	56,606,219	55,756,256
Business Timely loans	18,905,838	19,100,616	19,204,066	19,282,612
Secured loans	9,794,962	3,186,465	3,823,960	5,673,900
Notes receivable	3,632,584	248,290	221,370	225,340

Total loans receivable	179,727,994	169,219,797	137,064,703	137,507,549

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Trend in the Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-04	May-04	Jun-04	Jul-04	Aug-04	Sep-04	Oct-04	Nov-04	Dec-04	Jan-05	Feb-05	Mar-05	Total
Consumer loans
Applications	2,193	1,799	1,137	2,050									7,179
Approvals	526	304	147	223									1,200
Approval ratio	23.99%	16.90%	12.93%	10.88%									16.72%
Wide loans
Applications	577	530	542	483									2,132
Approvals	473	417	436	381									1,707
Approval ratio	81.98%	78.68%	80.44%	78.88%									80.07%
Small business owner loans
Applications	427	473	609	537									2,046
Approvals	396	399	512	454									1,761
Approval ratio	92.74%	84.36%	84.07%	84.54%									86.07%
Business Timely loans
Applications	3,819	3,484	5,132	3,391									15,826
Approvals	1,373	1,121	1,689	1,565									5,748
Approval ratio	35.95%	32.18%	32.91%	46.15%									36.32%
Secured loans
Applications	22	20	27	30									99
Approvals	17	12	19	20									68
Approval ratio	77.27%	60.00%	70.37%	66.67%									68.69%
Notes receivable
Applications	53	38	75	28									194
Approvals	44	34	52	25									155
Approval ratio	83.02%	89.47%	69.33%	89.29%									79.90%

*1 The figures for Consumer loans do not include applications and approvals through tie-up companies.

*2 The number of approvals of Business Timely loans includes the number of approved cardholders, which includes credit lines with zero balances.

Delinquent Loans by Default Days for the Years Ended July 31, 2002, 2003 and 2004

July 31, 2002

									(amount in thousands of yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	2,665,050	5.73	574,691	1.24	389,663	0.84	785,477	1.69	1,749,832	3.76	46,510,753
Wide loans	3,171,960	5.48	457,889	0.79	265,509	0.46	919,518	1.59	1,642,918	2.84	57,895,167
Small business owner loans	3,063,850	7.29	370,018	0.88	243,828	0.58	885,709	2.11	1,499,557	3.57	42,042,277
Business Timely loans	724,353	4.19	150,696	0.87	119,445	0.69	237,032	1.37	507,173	2.94	17,270,428
Secured loans	240,870	19.33	11,612	0.93	10,189	0.82	161,335	12.95	183,137	14.70	1,245,824
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	10,851

Total	9,866,086	5.98	1,564,908	0.95	1,028,636	0.62	2,989,074	1.81	5,582,619	3.38	164,975,302

July 31, 2003

									(amount in thousands of yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	2,510,422	6.35	602,073	1.52	370,437	0.94	750,730	1.90	1,723,241	4.36	39,543,543
Wide loans	5,183,930	8.22	555,741	0.88	437,781	0.69	1,419,961	2.25	2,413,484	3.83	63,076,338
Small business owner loans	5,412,431	9.80	546,410	0.99	454,912	0.82	1,479,483	2.68	2,480,806	4.49	55,247,042
Business Timely loans	884,321	5.00	180,171	1.02	123,062	0.70	298,595	1.69	601,829	3.40	17,677,574
Secured loans	289,389	19.66	1,720	0.12	4,577	0.31	210,595	14.31	216,893	14.74	1,471,605
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	130,538

Total	14,280,496	8.06	1,886,117	1.06	1,390,771	0.79	4,159,365	2.35	7,436,254	4.20	177,146,642

July 31, 2004

									(amount in thousands of yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	191,882	9.00	43,897	2.06	18,185	0.85	68,731	3.22	130,814	6.13	2,133,208
Wide loans	5,596,919	10.28	536,214	0.99	401,941	0.74	1,827,910	3.36	2,766,066	5.08	54,436,230
Small business owner loans	6,511,323	11.68	509,245	0.91	477,437	0.86	2,237,255	4.01	3,223,938	5.78	55,756,256
Business Timely loans	1,166,016	6.05	253,114	1.31	170,272	0.88	380,264	1.97	803,651	4.17	19,282,612
Secured loans	158,478	2.80	2,976	0.05	3,455	0.06	106,720	1.88	113,152	1.99	5,673,900
Notes receivable	16,081	7.14	0	0.00	0	0.00	0	0.00	0	0.00	225,340

Total	13,640,701	9.92	1,345,447	0.98	1,071,292	0.78	4,620,883	3.36	7,037,623	5.12	137,507,549

*	The figures in “Total” loans do not include “1day or more overdue” loans.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Delinquent Loans by Default Days for the Month Ended May 31, June 30 and July 31, 2004

May 31, 2004

									(amount in thousands of yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	2,185,736	6.29	641,969	1.85	462,188	1.33	296,483	0.85	1,400,641	4.03	34,750,162
Wide loans	5,346,863	9.54	672,867	1.20	377,612	0.67	1,559,475	2.78	2,609,954	4.66	56,028,392
Small business owner loans	5,866,535	10.49	645,220	1.15	467,903	0.84	1,895,508	3.39	3,008,632	5.38	55,905,869
Business Timely loans	883,069	4.62	218,249	1.14	195,196	1.02	150,538	0.79	563,984	2.95	19,100,616
Secured loans	175,120	5.50	20,913	0.66	8,677	0.27	90,903	2.85	120,494	3.78	3,186,465
Notes receivable	14,872	5.99	0	0.00	0	0.00	0	0.00	0	0.00	248,290

Total	14,472,199	8.55	2,199,220	1.30	1,511,577	0.89	3,992,910	2.36	7,703,707	4.55	169,219,797

June 30, 2004

									(amount in thousands of yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	166,102	8.53	25,979	1.33	21,737	1.12	57,798	2.97	105,516	5.42	1,947,388
Wide loans	5,344,359	9.67	499,276	0.90	429,429	0.78	1,659,934	3.00	2,588,641	4.68	55,261,698
Small business owner loans	6,121,220	10.81	508,901	0.90	504,019	0.89	2,046,269	3.61	3,059,190	5.40	56,606,219
Business Timely loans	1,022,097	5.32	200,732	1.05	157,156	0.82	284,302	1.48	642,191	3.34	19,204,066
Secured loans	152,481	3.99	2,683	0.07	25,251	0.66	85,426	2.23	113,360	2.96	3,823,960
Notes receivable	14,321	6.47	0	0.00	0	0.00	0	0.00	0	0.00	221,370

Total	12,820,583	9.35	1,237,574	0.90	1,137,594	0.83	4,133,731	3.02	6,508,900	4.75	137,064,703

July 31, 2004

									(amount in thousands of yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	191,882	9.00	43,897	2.06	18,185	0.85	68,731	3.22	130,814	6.13	2,133,208
Wide loans	5,596,919	10.28	536,214	0.99	401,941	0.74	1,827,910	3.36	2,766,066	5.08	54,436,230
Small business owner loans	6,511,323	11.68	509,245	0.91	477,437	0.86	2,237,255	4.01	3,223,938	5.78	55,756,256
Business Timely loans	1,166,016	6.05	253,114	1.31	170,272	0.88	380,264	1.97	803,651	4.17	19,282,612
Secured loans	158,478	2.80	2,976	0.05	3,455	0.06	106,720	1.88	113,152	1.99	5,673,900
Notes receivable	16,081	7.14	0	0.00	0	0.00	0	0.00	0	0.00	225,340

Total	13,640,701	9.92	1,345,447	0.98	1,071,292	0.78	4,620,883	3.36	7,037,623	5.12	137,507,549

*	The figures in “Total” loans do not include “1day or more overdue” loans.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Newly Contracted Accounts and Loan Amounts by Application Channels

May 31, 2004

									(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	3	1,100	0	0	9	30,500	9	5,850	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	14	90,000	6	6,500	2	18,000
Telemarketing (Shinsei Business Finance Co., Ltd.)*	14	4,350	0	0	13	79,500	73	58,930	0	0
usen Corp.	91	23,900	1	3,000	22	71,000	123	81,890	0	0
Other	443	123,935	416	1,028,550	341	2,604,750	201	169,120	10	224,800
Total	551	153,285	417	1,031,550	399	2,875,750	412	322,290	12	242,800

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	21	37,450
Shinsei Business Finance Co., Ltd.	0	0	22	114,500
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	100	142,780
usen Corp.	0	0	237	179,790
Other	12	14,189	1,423	4,165,345
Total	12	14,189	1,803	4,639,865

June 30, 2004

									(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	7	3,000	0	0	13	48,900	4	3,500	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	31	168,030	3	4,000	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	16	5,700	0	0	12	72,000	62	51,280	0	0
usen Corp.	115	30,040	0	0	27	97,600	147	104,300	0	0
Other	386	105,163	436	1,112,430	429	2,868,230	189	149,299	19	1,745,600
Total	524	143,903	436	1,112,430	512	3,254,760	405	312,379	19	1,745,600

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	24	55,400
Shinsei Business Finance Co., Ltd.	0	0	34	172,030
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	90	128,980
usen Corp.	0	0	289	231,940
Other	25	51,604	1,484	6,032,326
Total	25	51,604	1,921	6,620,677

July 31, 2004

									(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	6	2,400	0	0	6	17,600	6	5,300	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	35	205,900	5	4,350	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	18	5,320	0	0	17	98,500	39	26,603	0	0
usen Corp.	100	26,975	0	0	37	122,500	158	104,580	0	0
Other	351	91,229	381	959,800	359	1,351,630	177	145,054	20	2,126,000
Total	475	125,924	381	959,800	454	1,796,130	385	285,887	20	2,126,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	18	25,300
Shinsei Business Finance Co., Ltd.	0	0	40	210,250
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	74	130,423
usen Corp.	0	0	295	254,055
Other	19	33,255	1,307	4,706,968
Total	19	33,255	1,734	5,326,996

*	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Number of Accounts and Loans Receivable by Application Channels

May 31, 2004

									(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	255	89,936	4	7,363	446	1,130,408	301	303,174	1	1,760
Shinsei Business Finance Co., Ltd.	4	1,316	0	0	140	647,191	70	98,823	2	17,749
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	198	63,289	1	2,437	162	614,120	924	864,123	2	9,504
usen Corp.	486	140,378	3	8,268	96	279,853	651	730,942	0	0
Other	85,994	34,455,241	34,718	56,010,323	24,006	53,234,294	14,663	17,103,551	284	3,157,452
Total	86,937	34,750,162	34,726	56,028,392	24,850	55,905,869	16,609	19,100,616	289	3,186,465

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	1,007	1,532,642
Shinsei Business Finance Co., Ltd.	0	0	216	765,081
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,287	1,553,474
usen Corp.	0	0	1,236	1,159,444
Other	132	248,290	159,797	164,209,153
Total	132	248,290	163,543	169,219,797

June 30, 2004

									(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	257	88,958	4	7,307	454	1,147,047	300	301,715	1	1,737
Shinsei Business Finance Co., Ltd.	4	1,258	0	0	170	791,932	65	91,115	2	17,651
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	188	61,666	1	2,409	170	662,596	955	901,827	2	9,388
usen Corp.	585	168,115	3	8,119	123	373,587	771	875,757	0	0
Other	5,510	1,627,388	34,516	55,243,861	24,068	53,631,057	14,626	17,033,649	291	3,795,182
Total	6,544	1,947,388	34,524	55,261,698	24,985	56,606,219	16,717	19,204,066	296	3,823,960

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	1,016	1,546,767
Shinsei Business Finance Co., Ltd.	0	0	241	901,958
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,316	1,637,887
usen Corp.	0	0	1,482	1,425,579
Other	137	221,370	79,148	131,552,509
Total	137	221,370	83,203	137,064,703

July 31, 2004

									(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	259	90,051	4	7,234	452	1,126,686	300	302,062	1	1,712
Shinsei Business Finance Co., Ltd.	4	1,230	0	0	193	921,976	69	93,490	2	17,549
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	206	67,330	1	2,387	182	727,243	968	915,608	2	9,289
usen Corp.	672	195,245	4	10,865	196	599,888	914	1,046,384	0	0
Other	5,983	1,779,350	34,281	54,415,743	24,033	52,380,461	14,585	16,925,065	301	5,645,349
Total	7,124	2,133,208	34,290	54,436,230	25,056	55,756,256	16,836	19,282,612	306	5,673,900

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	1,016	1,527,747
Shinsei Business Finance Co., Ltd.	0	0	268	1,034,246
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,359	1,721,859
usen Corp.	0	0	1,786	1,852,384
Other	139	225,340	79,322	131,371,308
Total	139	225,340	83,751	137,507,549

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*1	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender

					(amount in millions of yen)
	July 31, 2004		March 31, 2004		July 31, 2003
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	82,827	70.96%	92,701	64.66%	98,004	68.39%
Bank	55,592	52.08%	64,771	45.18%	69,261	48.33%
Life insurance companies	0	0.00%	100	0.07%	145	0.10%
Non-life insurance companies	2,098	1.80%	2,407	1.68%	1,938	1.35%
Other financial institutions	25,137	17.09%	25,423	17.73%	26,659	18.60%
Direct	33,821	29.04%	50,666	35.34%	45,300	31.61%

Total	116,649	100.00%	143,367	100.00%	143,304	100.00%

Borrowings by maturity

					(amount in millions of yen)
	July 31, 2004		March 31, 2004		July 31, 2003
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	3,100	2.66%	5,300	3.70%	5,400	3.77%
Long-term loan	113,588	97.34%	138,067	96.30%	137,904	96.23%
Long-term loan within 1 year	58,554	50.18%	61,923	43.19%	60,619	42.30%
Long-term loan over 1 year	55,033	47.16%	76,143	53.11%	77,285	53.93%

Total	116,688	100.00%	143,367	100.00%	143,304	100.00%

Borrowing rates

			(%)
	July 31, 2004	March 31, 2004	July 31, 2003
Indirect	2.28	2.33	2.38
Bank	2.21	2.28	2.32
Life insurance companies	—	2.39	2.26
Non-life insurance companies	2.62	2.60	2.84
Other financial institutions	2.45	2.44	2.50
Direct	1.93	2.04	2.19

Total	2.18	2.23	2.32